EXHIBIT 99.1


HOUSEHOLD FINANCE CORPORATION AND SUBSIDIARIES

DEBT SECURITIES RATINGS


                                        Standard        Moody's
                                        & Poor's      Investors
                                     Corporation        Service    Fitch, Inc.
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At March 31, 2002
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Household Finance Corporation
     Senior debt                              A             A2               A
     Senior subordinated debt                A-             A3              A-
     Commercial paper                       A-1            P-1             F-1

Household Bank (Nevada) N.A.
     Senior debt                              A             A2               A
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